Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Brian Hall, CFO
Phone: (574) 535-1125
E Mail: LCII@lci1.com

LCI INDUSTRIES REPORTS 2016 FOURTH QUARTER AND
FULL-YEAR RESULTS

2016 Sales Grow $276 million to Record Year of $1.7 billion

Elkhart, Indiana - February 9, 2017 - LCI Industries (NYSE: LCII) (“LCI”), a supplier of components for the leading original equipment manufacturers (“OEMs”) of recreational vehicles (“RVs”) and adjacent industries, and the related aftermarkets of those industries, today reported consolidated net sales in the fourth quarter of 2016 of $403 million, 21 percent higher than the 2015 fourth quarter net sales of $334 million. Net income was $26.3 million, or $1.05 per diluted share, for the fourth quarter ended December 31, 2016, compared to net income of $16.1 million, or $0.65 per diluted share, for the fourth quarter ended December 31, 2015.

The increase in year-over-year net sales reflects industry-wide growth in wholesale shipments of towable and motorized RVs by OEMs, which increased 20 percent and 16 percent, respectively, in the fourth quarter of 2016, enhanced by acquisitions completed by the Company in 2016, which added $17 million in net sales in the fourth quarter of 2016. Through continued focus on aftermarket channels for the Company’s products, the Company increased net sales to the aftermarket in the fourth quarter of 2016 by more than 16 percent to $30 million.

“2016 RV industry volume out-paced 2015 each quarter, as 2016 fourth quarter wholesale travel trailers were up nearly 24 percent and fifth-wheels were up over ten percent,” stated Jason Lippert, LCI’s Chief Executive Officer. “Travel trailer sales momentum has continued as the industry attracts a new generation of RV enthusiasts. We are also pleased to see fifth-wheel wholesale units increased approximately 1,900 units in the fourth quarter of 2016 and 5,400 units for the full year.”

The Company’s content per travel trailer and fifth-wheel RV for the twelve months ended December 31, 2016, increased $35 to $3,022, compared to the twelve months ended December 31, 2015, of $2,987. The Company’s content per motorhome RV for the twelve months ended December 31, 2016, increased $201, to $2,011, compared to the twelve months ended December 31, 2015, of $1,810. The content increases are a combined result of organic growth, including new product introductions, as well as acquisitions and changes in the types of RVs produced industry-wide.

Based on the retail sales strength experienced through 2016 and the current outlook from several RV OEMs and their dealer networks, RV OEMs have reported sale order backlogs at record levels.

In January 2017, LCI’s consolidated net sales reached approximately $149 million, 18 percent higher than January 2016. “As the industry prepares to meet the anticipated demand of the 2017 spring and summer selling seasons, I am encouraged by January sales following up on a strong fourth quarter,” said Jason Lippert.

“Our operating profit in the fourth quarter of 2016 improved to $40.6 million, compared to $23.6 million in the fourth quarter of 2015,” said Scott Mereness, LCI’s President. “Strong industry growth, lower costs for certain key commodities, accretive acquisitions completed over 2016 and a focus on cost management, lean initiatives and other operational efficiencies, all contributed to profit improvement for the quarter.”

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2016 Full-Year Results
Consolidated net sales for the year ended December 31, 2016 increased to a record $1.7 billion, 20 percent higher than the net sales for the year ended December 31, 2015 of $1.4 billion. Acquisitions completed by the Company in 2016 added $64 million in net sales in 2016. A 15 percent increase in industry-wide wholesale shipments of travel trailer and fifth-wheel RVs, LCI’s primary OEM market, as well as increased content per RV unit, positively impacted net sales growth in 2016. Further, the Company organically increased sales to adjacent industries and the aftermarket. Net income for the full-year 2016 increased to $129.7 million, or $5.20 per diluted share, up from net income of $74.3 million, or $3.02 per diluted share, in 2015.

Balance Sheet and Other Items
At December 31, 2016, the Company had a net cash position of $36 million, an improvement of $74 million from a net debt position of $38 million at the beginning of the year, even after $49 million used for acquisitions, $45 million for capital expenditures and $34 million of dividend payments in 2016.

The effective tax rate for fiscal 2016 was slightly lower than in the comparable prior year periods, primarily as a result of higher tax credits.

Return on equity for the twelve months ended December 31, 2016 improved to 26.0 percent, from 18.4 percent in the year-earlier period.

Jason Lippert concluded, “We have built an organization with the best people and created a culture with core values that focus on meeting the challenge of providing value to our customers every day. We will continue our efforts to develop, engineer and build great products, as well as improving our service to all customer channels, so that each day we are the supplier of choice for the industries we serve. Additionally, we will continue to seek expansion with new and innovative products, new customers, new markets and new geographies.”

Conference Call & Webcast
LCI will provide an online, real-time webcast of its fourth quarter 2016 earnings conference call on the Company’s website, www.lci1.com/investors, on Thursday, February 9, 2017, at 11:00 a.m. Eastern time.

Institutional investors can access the call via the password-protected site, StreetEvents (www.streetevents.com). A replay of the call will be available for two weeks by dialing (888) 525-0270 and referencing access code 63057473. A replay of the webcast will also be available on LCI’s website until the next quarterly conference call.

About LCI Industries

From 48 manufacturing and distribution facilities located throughout the United States and in Canada and Italy, LCI Industries, through its wholly-owned subsidiary, Lippert Components®, supplies a broad array of components for the leading original equipment manufacturers of recreational vehicles; buses; trailers used to haul boats, livestock, equipment and other cargo; pontoon boats; manufactured homes; modular housing; and factory-built mobile office units. The Company also supplies components to the related aftermarkets of these industries primarily by selling to dealers and service centers. LCI’s products include steel chassis and related components; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen and other products; vinyl, aluminum and frameless windows; manual, electric and hydraulic stabilizer and leveling systems; furniture and mattresses; entry, luggage, patio and ramp doors; electric and manual entry steps; awnings and awning accessories; electronic components; LED televisions and sound systems; navigation systems; wireless backup cameras; appliances; and other accessories. Additional information about LCI and its products can be found at www.lci1.com.

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Forward-Looking Statements
This press release contains certain “forward-looking statements” with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this press release are necessarily estimates reflecting the best judgment of the Company’s senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel, steel based components and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of labor, employee benefits, employee retention, realization and impact of efficiency improvements and cost reductions, the successful entry into new markets, the costs of compliance with environmental laws and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, interest rates, oil and gasoline prices, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and in the Company’s subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

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LCI INDUSTRIES
OPERATING RESULTS
(unaudited)

	Twelve Months Ended December 31,		Three Months Ended December 31,
	2016	2015	2016	2015
(In thousands, except per share amounts)

Net sales	$1,678,898	$1,403,066	$402,899	$334,228
Cost of sales	1,249,995	1,097,064	304,891	260,814
Gross profit	428,903	306,002	98,008	73,414
Selling, general and administrative expenses	228,053	186,032	57,412	47,306
Severance	—	3,716	—	2,497
Operating profit	200,850	116,254	40,596	23,611
Interest expense, net	1,678	1,885	393	486
Income before income taxes	199,172	114,369	40,203	23,125
Provision for income taxes	69,501	40,024	13,904	6,985
Net income	$129,671	$74,345	$26,299	$16,140

Net income per common share:
Basic	$5.26	$3.06	$1.06	$0.66
Diluted	$5.20	$3.02	$1.05	$0.65

Weighted average common shares outstanding:
Basic	24,631	24,295	24,805	24,396
Diluted	24,933	24,650	25,137	24,757

Depreciation and amortization	$46,167	$41,624	$12,447	$10,961
Capital expenditures	$44,671	$28,989	$22,744	$7,181

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LCI INDUSTRIES
SEGMENT RESULTS
(unaudited)

	Twelve Months Ended December 31,		Three Months Ended December 31,
	2016	2015	2016	2015
(In thousands)
Net sales: (1)
OEM Segment:
RV OEMs:
Travel trailers and fifth-wheels	$1,099,882	$938,787	$263,248	$216,630
Motorhomes	116,191	86,513	30,430	22,428
Adjacent industries OEMs	332,018	274,760	78,930	69,070
Total OEM Segment net sales	1,548,091	1,300,060	372,608	308,128
Aftermarket Segment:
Total Aftermarket Segment net sales	130,807	103,006	30,291	26,100
Total net sales	$1,678,898	$1,403,066	$402,899	$334,228

Operating profit:
OEM Segment	$180,850	$105,224	$36,774	$22,334
Aftermarket Segment	20,000	14,746	3,822	3,774
Total segment operating profit	200,850	119,970	40,596	26,108
Severance	—	(3,716)	—	(2,497)
Total operating profit	$200,850	$116,254	$40,596	$23,611

(1) Subsequent to March 31, 2016, the Company modified its internal reporting structure, reflecting a change in how its chief operating decision maker assesses the performance of the Company’s operating results and makes decisions about resource allocations. The Company’s new reportable segments are the OEM Segment and the Aftermarket Segment. Prior periods have been reclassified to conform to this presentation.

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LCI INDUSTRIES
BALANCE SHEET INFORMATION
(unaudited)

	December 31,
	2016	2015
(In thousands)

ASSETS
Current assets
Cash and cash equivalents	$86,170	$12,305
Accounts receivable, net	57,374	41,509
Inventories, net	188,743	170,834
Prepaid expenses and other current assets	35,107	21,178
Total current assets	367,394	245,826
Fixed assets, net	172,748	150,600
Goodwill	89,198	83,619
Other intangible assets, net	112,943	100,935
Deferred taxes	31,078	29,391
Other assets	12,633	12,485
Total assets	$785,994	$622,856

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable, trade	$50,616	$29,700
Accrued expenses and other current liabilities	98,735	69,162
Total current liabilities	149,351	98,862
Long-term indebtedness	49,949	49,910
Other long-term liabilities	36,425	35,509
Total liabilities	235,725	184,281
Total stockholders’ equity	550,269	438,575
Total liabilities and stockholders’ equity	$785,994	$622,856

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LCI INDUSTRIES
SUMMARY OF CASH FLOWS
(unaudited)

	Twelve Months Ended December 31,
	2016	2015
(In thousands)
Cash flows from operating activities:
Net income	$129,671	$74,345
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	46,167	41,624
Stock-based compensation expense	15,420	14,043
Deferred taxes	(1,687)	1,062
Other non-cash items	1,540	1,335
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(13,899)	2,082
Inventories, net	(7,856)	(31,276)
Prepaid expenses and other assets	(15,554)	(2,249)
Accounts payable, trade	18,800	(21,783)
Accrued expenses and other liabilities	30,805	15,835
Net cash flows provided by operating activities	203,407	95,018

Cash flows from investing activities:
Capital expenditures	(44,671)	(28,989)
Acquisitions of businesses, net of cash acquired	(48,725)	(41,058)
Proceeds from note receivable	2,000	2,000
Proceeds from sales of fixed assets	698	2,337
Other investing activities	(1,009)	(406)
Net cash flows used for investing activities	(91,707)	(66,116)

Cash flows from financing activities:
Exercise of stock-based awards, net of shares tendered for payment of taxes	2,574	1,470
Proceeds from line of credit borrowings	81,458	614,629
Repayments under line of credit borrowings	(81,458)	(630,279)
Payment of dividends	(34,437)	(48,227)
Proceeds from shelf-loan borrowing	—	50,000
Payment of contingent consideration related to acquisitions	(4,944)	(3,974)
Other financing activities	(1,028)	(220)
Net cash flows used for financing activities	(37,835)	(16,601)

Net increase in cash and cash equivalents	73,865	12,301

Cash and cash equivalents at beginning of year	12,305	4
Cash and cash equivalents at end of year	$86,170	$12,305

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LCI INDUSTRIES
SUPPLEMENTARY INFORMATION
(unaudited)

	Twelve Months Ended			Three Months Ended
	December 31,			December 31,
	2016		2015	2016		2015
Industry Data(1) (in thousands of units):
Industry Wholesale Production:
Travel trailer and fifth-wheel RVs	362.7		314.4	90.3		75.0
Motorhome RVs	54.8		47.3	13.2		11.4
Industry Retail Sales:
Travel trailer and fifth-wheel RVs	349.6	(2)	317.1	56.5	(2)	49.9
Impact on dealer inventories	13.1	(2)	(2.7)	33.8	(2)	25.1
Motorhome RVs	46.3	(2)	42.0	8.8	(2)	8.3

				Twelve Months Ended
				December 31,
				2016		2015
LCI Content Per Industry Unit Produced:
Travel trailer and fifth-wheel RV				$3,022		$2,987
Motorhome RV				$2,011		$1,810

				December 31,
				2016		2015
Balance Sheet Data:
Current ratio				2.5		2.5
Total indebtedness to stockholders' equity				0.1		0.1
Days sales in accounts receivable				15.8		14.2
Inventory turns, based on last twelve months				7.5		6.9

				2017
Estimated Full Year Data:
Capital expenditures				$ 65 - $ 75 million
Depreciation and amortization				$ 50 - $ 55 million
Stock-based compensation expense				$ 17 - $ 19 million
Annual tax rate				35% - 36%
(1) Industry wholesale production data for travel trailer and fifth-wheel RVs and motorhome RVs provided by the Recreation Vehicle Industry Association. Industry retail sales data provided by Statistical Surveys, Inc.
(2) December 2016 retail sales data for RVs has not been published yet, therefore 2016 retail data for RVs includes an estimate for December 2016 retail units.

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